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                                                                   Exhibit 10.33

                                                                       FINOVA(R)
                                                            FINANCIAL INNOVATORS

                                                 FINOVA Technology Finance, Inc.
                                                              10 Waterside Drive
                                                       Farmington, CT 06032-3065
                                                                   (860)676-1818

                         MASTER LOAN AND SECURITY AGREEMENT

   Master Loan and Security Agreement No. S 7030, dated December 23, 1998

FINOVA Technology Finance, Inc. ("we," "us" or "FINOVA") is willing to make a loan (the "Loan") to ENDOREX CORPORATION ("you" or "Borrower") under the terms and conditions contained in this Master Loan and Security Agreement (this "Master Agreement"). The Loan will be secured by the Collateral described in any schedule to this Agreement (a "Schedule"). The Collateral also includes any replacement parts, additions and accessories that you may add to the Collateral, as well as any proceeds of sale, lease or rental of the Collateral. We may treat any Schedule as a separate loan and security agreement containing all of the provisions of this Loan and Security Agreement.

1. THE CREDIT

We may make the Loan in more than one advance (an "Advance", each of which shall be evidenced by a "Schedule"). All of the Schedules, taken together, will make up the Loan. We will only make the Loan to you if all the conditions in this Master Agreement have been met to our satisfaction. We will rely on your representations and warranties, contained in this Master Agreement, in making the Loan. The terms of this Agreement will each apply to the Loan.

- USE OF PROCEEDS. You will use the proceeds of the Loan to pay for the Collateral. We may pay the Supplier (whom you have chosen) of the Collateral directly from the Loan proceeds. The Supplier will deliver the Collateral to you at your expense. You will properly install the Collateral at your expense at the location(s) indicated in the Schedule. If you have already paid for the Collateral, we will pay the Loan proceeds to you or to another person that you may designate in writing.

- NOTES. Your obligation to repay the Loan and to pay interest on the Loan will be evidenced by Notes. Each Note will be dated the date of the Schedule to which the Advance evidenced by the Note is related.

- TERM. The Term of each Schedule (and the related Advance) begins upon the date that we make payment for the Collateral covered under each Schedule (the "Closing Date"). The Term continues until you fully perform all of your obligations under this Agreement and each Schedule and the related Note(s). If the Collateral is not delivered, installed and accepted by you by the date indicated in the Schedule, we may terminate this Agreement and the Schedule as to the Collateral that was not delivered, installed and accepted by giving you 10 days written notice of termination.

- LOAN ACCOUNT. We will keep a loan account on our books and records (which are computerized) for the Loan. We will record all payments of principal and interest in the loan account. Unless the entries in the loan account are clearly in error, the loan account will definitively indicate the outstanding principal balance and accrued interest on the Loan. We may send you loan account


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  statements from time to time or upon your request.

- PAYMENTS. The scheduled loan payments (the "Payments") are indicated on the Schedule. The Payments are payable periodically as specified on the Schedule from time to time (for example, monthly). The Schedule also indicates whether the Payments are payable "in advance" or "in arrears." You agree that you owe us the total of all of these Payments over the Term of the Schedule.

- FIRST PAYMENT. The first Payment is due at the beginning of the Term or at a later date that we agree to in writing. Subsequent Payments are due on the thirtieth day of each successive period (except the next following period if Payments are payable in arrears) until you pay us in full all of the Payments and any other charges or expenses you owe us.

- INTEREST. Prior to maturity of a Schedule, you will pay us interest on each Schedule at the Interest Rate indicated in the Schedule. "Maturity" means the scheduled maturity or any earlier date on which we accelerate the Loan. The Payment amount indicated in the Schedule includes interest at this Interest Rate. Interest is calculated in advance using a year of 360 days with twelve months of 30 days.

- DEFAULT INTEREST RATE. After Maturity of the Loan you will pay us interest at a rate of four (4%) percent per year above the Interest Rate. This is referred to as the "Default Rate."

- INTERIM PAYMENT. If an Advance is made on a day other than the thirtieth or thirty-first day of a period, you will also pay us an interim Payment on the first Payment date. The interim Payment will be for the period from the beginning of the Term until the twenty-ninth day of the period in which the Advance is made, unless the Advance is made on the thirty-first day of a period. If the Advance is made on the thirty-first day of a period, the interim Payment will be for the period from the beginning of the Term through and including the twenty-ninth day of the next following period. The Interim Payment will be calculated the same way as the regular Payments but pro rata on a daily basis for the number of days for which the interim Payment is due.

- USURY. You and we intend to obey the law. If the Interest Rate charged would exceed the maximum legal rate, you will only have to pay the maximum legal rate. You do not have to pay any excess interest over and above the maximum legal rate of interest. However, if it later becomes legal for you to pay all or part of any excess interest, you will then pay it to us upon our request.

- PAYMENT DETAILS. You will make all payments due under this Master Agreement by 12:00 P.M., Central Standard time, on the day they are due. You will make all payments in US Dollars (US$) in immediately available funds. We do not have to make or give "presentment, demand, protest or notice" to get paid. You waive "presentment, demand, protest and notice."

- APPLICATION OF PAYMENTS. Each payment under this Master Agreement is to be applied in the following order: first, to any fees, costs, expenses and charges you may owe us; second, to any interest due; and third to the principal balance.

- PREPAYMENT. You may not prepay the Loan, in whole or in part, unless this is specifically permitted by Exhibit A to this Agreement. If prepayment is permitted by Exhibit A to this Master Agreement, you will give us at least 30 days advance written notice of prepayment. You will pay us the prepayment premium indicated in the Schedule(s). You also will pay us all accrued and unpaid interest through the date of prepayment, as well as all outstanding fees, costs, expenses and charges then due.


                                      -2-

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Of course, you will also pay the entire outstanding principal balance of the
Loan. Once you give us a notice of prepayment, that notice is final and irrevocable. If we accelerate the Loan following an Event of Default, you will also owe us a prepayment premium calculated as if the Loan were prepaid on the date of acceleration. If no prepayment is permitted, the premium due upon acceleration will be five (5%) percent of the outstanding principal balance.

- YOUR OBLIGATION TO PAY US ALL PAYMENTS IS ABSOLUTE AND UNCONDITIONAL. YOU ARE NOT EXCUSED FROM MAKING THE PAYMENTS, IN FULL, FOR ANY REASON. YOU AGREE THAT YOU HAVE NO DEFENSE FOR FAILURE TO MAKE THE PAYMENTS AND YOU WILL NOT MAKE ANY COUNTERCLAIMS OR SETOFFS TO AVOID MAKING THE PAYMENTS.

2. SECURITY INTEREST

- You grant us a security interest in the Collateral. The Collateral secures the full and timely payment and performance of all of your obligations to us and to FINOVA Capital Corporation under this Master Agreement and any other agreement, loan or lease that you may have with us or FINOVA Capital Corporation (the "Obligations"). You also grant us a security interest in any additional collateral identified in any Schedule. Any additional collateral is considered to be "Collateral" and it secures all of the Obligations.

- If we request, you will put labels supplied by us stating "PROPERTY SUBJECT TO A SECURITY INTEREST HELD BY FINOVA" on the Collateral where they are clearly visible.

- You give us permission to add to this Master Agreement or any Schedule the serial numbers and other information about the Collateral.

- You give us permission to file this Master Agreement or a Uniform Commercial Code financing statement, at your expense, in order to perfect our security interest in the Collateral. You also give us permission to sign your name on the Uniform Commercial Code financing statements where this is permitted by law.

- You will pay our cost to do searches for other filings or judgments against you or your affiliates. You will also pay any filing, recording or stamp fees or taxes resulting from filing this Agreement or a Uniform Commercial Code financing statement. You will also pay our fees in effect from time to time for documentation, administration and Termination of this Master Agreement.

- At your expense, you will defend our first priority security interest in the Collateral against, and keep the Collateral free of, any legal process, liens, other security interests, attachments, levies and executions. You will give us immediate written notice of any legal process, liens, attachments, levies and executions, and you will indemnify us against any loss that results to us from these causes.

- You will notify us at least 15 days before you change the address of your principal executive office.

- You will promptly sign and return additional documents that we may reasonably request in order to protect our first priority security interest in the Collateral.

- We and you intend that, to the extent permitted by law, the Collateral is and will remain personal property. You will not incorporate it into real estate and will not do anything that will cause the Collateral to become part of real estate or a fixture unless the Collateral is of the type, such as ducts and wiring, that is normally treated as part of the building.


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3. CONDITIONS OF LENDING

- See our Commitment Letter to you dated December 14, 1998, which you and we consider to be a part of this Master Agreement. The terms and conditions of the Commitment Letter continue following the making of the first Advance. However, if there is a conflict between the terms and conditions of this Master Agreement, any Schedule or any Note and the terms and conditions of the Commitment Letter, then you and we agree that the terms and conditions of this Agreement, the Schedules and the Notes control over the Commitment Letter terms and conditions.

- Before we disburse any proceeds of any Advance, we also require the following:

- That no payment is past due to us under any other agreement, loan or lease that you or any guarantor have with us or with FINOVA Capital Corporation.

- That you are complying with all material terms of this Agreement.

- That we have received all the documents we requested; including the signed Schedule, Note and Delivery and Acceptance Certificate.

- That there has been no material adverse change in your financial condition, business, operations or prospects, or that of any guarantor, from the financial condition that you disclosed to us in your application for credit.

4. REPRESENTATIONS AND WARRANTIES

You represent and warrant to us as follows:

- All financial information and other information that you or any guarantor have given us is true and complete. You or any guarantor have not failed to tell us anything that would make the financial information misleading. There has been no material adverse change in your financial condition, business, operations or prospects, or the financial condition of any guarantor, from the financial condition that you disclosed to us in your application for credit.

- You have supplied us with information about the Collateral for the initial Schedules and will supply information to us about the Collateral for the future Schedules. You promise to us that the amount of our Advance as to each item of Collateral is no more than the fair and usual price for this kind of Collateral, taking into account any discounts, rebates and allowances that you or any affiliate of yours may have been given for the Collateral.

- You have complied with all applicable "environmental laws" and will continue to comply with all "environmental laws the noncompliance with which could reasonably be expected to materially adversely affect your operations or financial condition." No "hazardous substances" are used, generated, treated, stored or disposed of by you or at your properties except in compliance with all environmental laws, "Environmental laws" mean all federal, state or local environmental laws and regulations, including the following laws: CERCLA, RCRA, Hazardous Materials Transport Act and The Federal Water Pollution Control Act. "Hazardous substances" means all hazardous or toxic wastes, materials or substances, as defined in the environmental laws, as well as oil, flammable substances, asbestos that is or could become friable, urea formaldehyde insulation, polychlorinated biphenyls and radon gas.

- You have taken all action necessary including but not limited to due inquiry and due diligence to assure that there will be no material adverse change to your business by reason of the advent of the year 2000, including without limitation that all computer-based systems, embedded microchips and other processing capabilities


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  effectively recognize and process dates after April 1, 1999.

5. COVENANTS

You agree to do the following things (or not to do the following things if so stated) until full payment of all amounts due to us under this Agreement, the Schedules and the Notes:

CARE, USE, LOCATION AND ALTERATION OF THE COLLATERAL

- You will make sure that the Collateral is maintained in good operating condition, and that it is serviced, repaired and overhauled when this is necessary to keep the Collateral in good operating condition. All maintenance must be done according to the Supplier's or Manufacturer's requirements or recommendations. All maintenance must also comply with any legal or regulatory requirements.

- If applicable you will maintain service logs for the Collateral and permit us to inspect the Collateral, any service logs and service reports. You give us permission to make copies of any service logs and service reports.

- We will give you prior notice if we, or our agent, want to inspect the Collateral or any service logs or service reports. We may inspect it during regular business hours. You will pay our documented and reasonable under the circumstances, travel, meals and lodging costs to inspect the Collateral, but only for one inspection per year. If we find during an inspection that you are not complying with this Master Agreement, you will pay our documented and reasonable under the circumstances, travel, meals and lodging costs. You will also pay our salary costs and the costs and fees of our agents for reinspection. You will promptly cure any problems with the Collateral that are discovered during our inspection.

- FINOVA and its representatives will abide by Endorex's visitor rules when visiting Endorex's premises and FINOVA will cause its representatives visiting Endorex to execute a Confidentiality Agreement on reasonable terms.

- You will use the Collateral only for business purposes. You will obey all legal and regulatory requirements in your material use of the Collateral.

- You will make all additions, modifications and improvements to the Collateral that are required by law or government regulation. Otherwise, you will not alter the Collateral without our written permission. You will replace all worn, lost, stolen or destroyed parts of the Collateral with replacement parts that are as good or better than the original parts. The new parts will become subject to our security interest upon replacement.

You will not remove the Collateral from the location indicated in the Schedule without our written permission.

YEAR 2000 COMPLIANT

- You shall take all action necessary including but not limited to due inquiry and due diligence with critical business partners to assure that there will be no material adverse change to your business by reason of the advent of the year 2000, including without limitation that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999. At our request, you shall provide to us assurance reasonably acceptable to us that your computer-based systems, embedded microchips and other processing capabilities are year 2000 compatible. SEC disclosure format will be acceptable to this purpose.

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RISK OF LOSS

- You have the complete risk of loss or damage to the Collateral. Loss or damage to the Collateral will not relieve you of your obligation to make the Payments.

- If any Collateral is lost or damaged, you have two choices (although if you are in material default under this Master Agreement and do not cure the default within any applicable cure period, we and not you will have the two choices). The choices are;

(1) Repair or replace the damaged or lost Collateral so that, once again, the Collateral is in good operating condition and we have a perfected first priority security interest in it.

(2) Pay us the present value (as of the date of payment) of the remaining Payments. We will calculate the present value using a discount rate of five (5%) percent per year. Once you have paid us this amount and any other amount that you may owe us, we will release our security interest in the damaged or lost Collateral and you (or your insurer) may keep the Collateral for salvage purposes, on an "AS IS, WHERE IS" basis.

INSURANCE

- Until you have made all Payments to us under this Master Agreement, the Schedules and the Notes, you will keep the Collateral insured. The amount of insurance, the coverage, and the insurance company must be acceptable to us as stated in the insurance letter dated December 22, 1998.

- If you do not provide us with written evidence of insurance that is acceptable to us, we may buy the insurance ourselves, at your expense. You will promptly pay us the cost of this insurance. We have no obligation to purchase any insurance. Any insurance that we purchase will be our insurance, and not yours.

- Insurance proceeds may be used to repair or replace damaged or lost Collateral or to pay us the present value of the Payments, as provided above.

- You appoint us as your "attorney-in-fact" to make claims under the insurance policies, to receive payments under the insurance policies, and to endorse your name on all documents, checks or drafts relating to insurance claims for Collateral.

TAXES

- You will pay all sales, use, excise, stamp, documentary and ad valorum taxes, license, recording and registration fees, assessments, fines, penalties and similar charges imposed on the ownership, possession, use, lease or rental of the equipment or on the Loan.

- You will pay all taxes (other than our net income taxes) imposed on you or on us regarding the Payments.

- You will reimburse us for any of these taxes that we pay or advance.

- You will file and pay for any personal property taxes on the Collateral.

FINANCIAL STATEMENTS

- During the Term you will promptly give copies of any filings you make with the Securities and Exchange Commission (SEC). You and any guarantor will also provide us with the following financial statements:

- Quarterly balance sheet and statements of earnings and cash flow within 45 days after the end of your first three fiscal quarters in each fiscal year. These will be certified by the chief financial officer. You will also deliver to us, together with your quarterly financial statements, a certificate executed by your chief financial officer, to the effect

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     that since the date of the previous certificate delivered to us, there has been no default under this Master Agreement or, if the same cannot be so certified, the reasons surrounding the same.

o Annual balance sheet and statements of earnings and cash flow - within 90 days after the end of each fiscal year. These will be audited by independent auditors acceptable to FINOVA. Their audit report must be unqualified. PriceWaterhouseCoopers or another "Big Five" nationally recognized firm is acceptable.

These financial statements will be prepared according to generally accepted accounting principles, consistently applied.

All financial statements and SEC filings that you or any guarantor provide us will be true and complete. They will not fail to tell us anything that would make them misleading.

6.   DEFAULTS

You are in default if any of the following happens:

o You do not pay us, when it is due and following notice from us, any Payment or other payment that you owe us under this Master Agreement, any Schedule, Note or that you owe under any other agreement, loan or lease that you have with us or with FINOVA Capital Corporation.

o Any of the financial information that you give us is not true and complete, or you fail to tell us anything that would make the financial information misleading.

o You do something you are not permitted to do, or you fail to do anything that is required of you, under this Master Agreement, any Schedule or any other lease, loan or other financial arrangement that you have with us and you do not cure this within 30 days of our notice to you.

o An event of default occurs for any other lease, loan or obligation of yours (or any guarantor) that exceeds $50,000.

o You or any guarantor file bankruptcy, or involuntary bankruptcy is filed against you or any guarantor and not dismissed within 90 days.

o You or any guarantor are subject to any other insolvency proceeding other than bankruptcy (for example, a receivership action or an assignment for the benefit of creditors) and is not cured within 60 days.

o Without our prior written consent, you enter into a merger, consolidation or division, effect a share exchange of your outstanding stock for the stock of another corporation, make a tender offer for equity securities of a publicly held entity, or sell or otherwise dispose of all or a major part of your assets or of assets that produce all or a major part of your revenues or profits; PROVIDED, HOWEVER, that without violating the provisions of this clause, you may consolidate with or merge with a corporation or other entity organized under the laws of one of the states of the United States (the surviving entity, a "successor"), or sell (except by means of a sale and leaseback arrangement) all or substantially all of your business and assets to such a successor, on the conditions that any successor expressly assume in writing all of your obligations pursuant to this Lease, and that the net tangible assets and the net worth (determined in accordance with generally accepted accounting principles) of the successor after the consolidation, merger or sale shall be at least equal to your net tangible assets and the net worth immediately prior to the consolidation, merger or sale.

o There is a material adverse change in your financial condition, business, operations or prospects, or that of any guarantor, from the condition that you disclosed to us in your application for credit.

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REMEDIES, DEFAULT INTEREST, LATE FEES

If you are in default we may exercise one or more of our "remedies." Each of our remedies is independent. We may exercise any of our remedies, all of our remedies or none of our remedies. We may exercise them in any order we choose. Our exercise of any remedy will not prevent us from exercising any other remedy or be an "election of remedies." If we do not exercise a remedy, or if we delay in exercising a remedy, this does not mean that we are forgiving your default or that we are giving up our right to exercise the remedy. Our remedies allow us to do one or more of the following:

o "Accelerate" the Loan balance under any or all Notes. This means that we may require you to immediately pay us all Payments for the entire Term for any or all Schedules.

o Require you to immediately pay us all amounts that you are required to pay us for the entire Term of any other agreements, loans or leases that you have with us.

o Sue you for all Payments and other amounts you owe us plus the Prepayment Premium (see Section 1 above).

o Require you at your expense to assemble the Collateral at a location we request in the states of Wisconsin, Indiana or Illinois.

o Remove and repossess the Collateral from where it is located, without demand or notice, or make the Collateral inoperable. We have your permission to remove any physical obstructions to removal of the Collateral. We may also disconnect and separate all Collateral from other property. No court order, court hearing or "legal process" will be required for us to repossess the Collateral. You will not be entitled to any damages resulting from removal or repossession of the Collateral. We may use, ship, store, repair or lease any Collateral that we repossess. We may sell any repossessed Collateral at private or public sale. You give us permission to show the Collateral to buyers at your location free of charge during normal business hours. If we do this, we do not have to remove the Collateral from your location. If we repossess the Collateral and sell it, we will give you credit for the net sale price, after subtracting our costs of repossessing and selling the Collateral. If we rent the Collateral to somebody else, we will give you credit for the net rent received, after subtracting our costs of repossessing and renting the Collateral, but the credit will be discounted to present value using a discount rate equal to the Default Rate. The credit will be applied against what you owe us under this Master Agreement, the Schedules, the Notes and any other agreements, loans or leases that you have with us. If the credit exceeds the amount you owe under this Master Agreement, the Schedule, the Notes and any other agreements, loans or leases that you have with us, we will refund the amount of the excess to you.

o Return conditions: Following an Event of Default, at our request you will return the Collateral, freight and insurance prepaid by you, to us at a location we request in the Wisconsin, Indiana or Illinois. It will be returned in good operating condition, as required by Section 5 above. The Collateral will not be subject to any liens when it is returned.

o You will pack or crate the Collateral for shipping in the original containers, or comparable ones. You will do this carefully and follow all recommendations of the Supplier and the Manufacturer as to packing or crating.

o You will also return to us the plans, specifications, operating manuals, software documentation, discs, warranties and other documents furnished by the Manufacturer or Supplier. You will also return to us all service logs and service reports, as well as all written materials that you may have

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concerning the maintenance and operation of the Collateral.

o At our request, you will provide us with up to 60 days free storage of the Collateral at your location providing that you have the capability without incurring additional out-of-pocket costs, and will let us (or our agent) have access to the Collateral in order to inspect it and sell it.

o You will pay us our reasonable and documented costs to repair the Collateral if you do not return it in the required condition.

You will also pay us for the following:

o All our expenses of enforcing our remedies. This includes all our expenses to repossess, store, ship, repair and sell the Collateral.

o  Our reasonable attorney's fees and expenses.

o Default interest on everything you owe us from the date of your default to the date on which we are paid in full at the Default Rate.

You realize that the damages we could suffer as a result of your default are very uncertain. This is why we have agreed with you in advance on the Default Rate to be used in calculating the payments you will owe us if you default. You agree that, for these reasons, the payments you will owe us if you default are "agreed" or "liquidated" damages. You understand that these payments are not "penalties" or "forfeitures."

LATE FEES. You will pay us a late fee whenever you pay any amount that you owe us more than ten (10) days after it is due. You will pay the late fee within one month after the late Payment was originally due. The late fee will be ten (10%) percent of the late Payment. If this exceeds the highest legal amount we can charge you, you will only be required to pay the highest legal amount. The late fee is intended to reimburse us for our collection costs that are caused by late Payment. It is charged in addition to all other amounts you are required to pay us, including Default Interest.

7. EXPENSES AND INDEMNITIES

PERFORMING YOUR OBLIGATIONS IF YOU DO NOT

If you do not perform one or more of your obligations under this Master Agreement or a Schedule or Note, we may perform it for you. We will notify you in writing at least ten (10) days before we do this. We do not have to perform any of your obligations for you. If we do choose to perform them, you will pay us all of our expenses to perform the obligations. You will also reimburse us for any money that we advance to perform your obligations, together with interest at the Default Rate on that amount. These will be additional "Payments" that you will [ILLEGIBLE] and you will pay them at the same time that your next Payment is due.

o You will indemnify us, defend us and hold us harmless for any and all claims, expenses and attorney's fees concerning or arising from the Collateral, this Agreement, or any Schedule or Note, or your breach of any representation or warranty with the exception of negligence or malfeasance by us or our representatives or agents. It includes any claims concerning the manufacture, selection, delivery, possession, use, operation or return of the Collateral.

o This obligation of yours to indemnify us continues even after the Term is over.

8. MISCELLANEOUS

WE MAY ASSIGN OR GRANT A SECURITY INTEREST IN THIS AGREEMENT, ANY SCHEDULE, ANY NOTE OR ANY PAYMENTS WITHOUT YOUR PERMISSION. THE PERSON TO WHOM WE ASSIGN IS CALLED THE "ASSIGNEE". THE ASSIGNEE WILL NOT HAVE ANY OF OUR OBLIGATIONS UNDER THIS MASTER AGREEMENT. YOU WILL NOT BE ABLE TO RAISE ANY DEFENSE,

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COUNTERCLAIM OR OFFSET AGAINST THE ASSIGNEE.

AFTER ASSIGNMENT YOU MAY "QUIETLY ENJOY" THE USE OF THE COLLATERAL SO LONG AS YOU ARE NOT IN MATERIAL DEFAULT.

UNLESS YOU RECEIVE OUR WRITTEN PERMISSION, YOU MAY NOT ASSIGN OR TRANSFER YOUR RIGHTS UNDER THIS MASTER AGREEMENT OR ANY SCHEDULE. YOU ALSO ARE NOT ALLOWED TO LEASE OR RENT THE COLLATERAL OR LET ANYBODY ELSE USE IT UNLESS WE GIVE YOU OUR WRITTEN PERMISSION.

WE DID NOT MANUFACTURE OR SUPPLY THE COLLATERAL. WE ARE NOT A DEALER IN THE COLLATERAL. INSTEAD, YOU CHOSE THE COLLATERAL.

WE DO NOT MAKE ANY WARRANTY AS TO THE COLLATERAL. WE DO NOT MAKE ANY WARRANTY AS TO "MERCHANTABILITY" OR "SUITABILITY" OR "FITNESS FOR A PARTICULAR PURPOSE" OR "NONINFRINGEMENT" OF ANY PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHT.

WE WILL NOT BE RESPONSIBLE FOR ANY LOSS, DAMAGE, OR INJURY TO YOU OR ANYBODY ELSE AS A RESULT OF ANY DEFECTS, HIDDEN OR OTHERWISE, IN THE COLLATERAL UNDER "STRICT LIABILITY" LAWS OR ANY OTHER LAWS.

WE WILL NOT BE RESPONSIBLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR GOODWILL.

If the Collateral is unsatisfactory, you will continue to pay us all Payments and other amounts you are required to pay us. You must seek repair or replacement of the equipment from the Manufacturer or Supplier (or arrange yourself with a competent independent maintenance service or supplier) and not from us. Neither the Manufacturer nor the Supplier is our "agent," so they cannot speak for us and they are not allowed to make any changes in this Master Agreement or any Schedule or Note, or give up any of our rights.

ACCEPTANCE BY FINOVA, GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS, WAIVER OF JURY TRIAL.

THIS MASTER AGREEMENT WILL ONLY BE BINDING WHEN WE HAVE ACCEPTED IT IN
WRITING.

THIS MASTER AGREEMENT IS GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (NOT INCLUDING THE "CHOICE OF LAW" DOCTRINE), THE STATE IN WHICH OUR OFFICE IS LOCATED IN WHICH FINAL APPROVAL OF THE TERMS OR CONDITIONS OF THIS MASTER AGREEMENT OCCURRED AND FROM WHICH DISBURSEMENT OF THE LOAN PROCEEDS WILL BE ORDERED. HOWEVER, IF THIS MASTER AGREEMENT IS UNENFORCEABLE UNDER ARIZONA LAW, IT WILL INSTEAD BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED.

EXCEPT TO ENFORCE A JUDGEMENT BY A NEW YORK OR FEDERAL COURT, YOU MAY ONLY SUE US IN A FEDERAL OR STATE COURT THAT IS LOCATED IN NEW YORK COUNTY, NEW YORK. THIS APPLIES TO ALL LAWSUITS UNDER ALL LEGAL THEORIES, INCLUDING CONTRACT, TORT AND STRICT LIABILITY. YOU CONSENT TO THE PERSONAL JURISDICTION OF THESE NEW YORK COURTS. YOU WILL NOT CLAIM THAT NEW YORK COUNTY, NEW YORK, IS AN "INCONVENIENT FORUM" OR THAT IT IS NOT A PROPER "VENUE."

EXCEPT TO ENFORCE A JUDGEMENT BY A NEW YORK OR FEDERAL COURT. WE

MAY ONLY SUE YOU IN A FEDERAL OR STATE COURT THAT IS LOCATED IN NEW YORK COUNTY, NEW YORK. WE MAY SERVE YOU WITH PROCESS IN A LAWSUIT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO YOUR ADDRESS INDICATED AFTER YOUR SIGNATURE BELOW.

YOU AND WE EACH WAIVE ANY RIGHT YOU OR WE MAY HAVE TO A JURY TRIAL IN ANY LAWSUIT BETWEEN YOU AND US.

NOTICES. We may give you written notice in person, by mail, by overnight delivery service, or by fax. Notice will be sent to your address below your signature. Mail notice will be effective three (3) days after we mail it with prepaid postage to the address stated. Overnight delivery notice requires a receipt and tracking number. Fax notice requires a reciept from the sending machine showing that it has been sent to your fax number and recieved.

You may give us notice the same way that we may give you notice.

This Master Agreement benefits our successors and assigns. This Master Agreement benefits only those successors and assigns of yours that we have approved in writing.

This Master Agreement binds your successors and assigns. This Master Agreement binds only those successors and assigns of ours that clearly assume our obligations in writing.

TIME IS OF THE ESSENCE OF THIS MASTER AGREEMENT

This Master Agreement, all of the Schedules and the Notes and the Commitment Letter are together the entire agreement between you and us concerning the Collateral.

Only an employee of FINOVA who is authorized by corporate resolution or policy may modify or amend this Loan or any Schedule or Note on our behalf, and this must be in writing. Only he or she may give up any of our rights and this must be in writing. If more than one person is the Borrower under this Agreement, then each of you is jointly and severally liable for your obligations under this Master Agreement.

This Master Agreement is only for your benefit and for our benefit, as well as our successors and assigns. It is not intended to benefit any other person.

If any provision in this Master Agreement is unenforceable, then that provision must be deleted. Only unenforceable provisions are to be deleted. The rest of this Master Loan Agreement will remain as written.

(REMAINING SECTION OF PAGE LEFT INTENTIONALLY BLANK.)











PUBLICITY. We may make press releases and publish a tombstone announcing this transaction and its total amount. You may not publicize this transaction in any way without our prior written consent.

LENDER:

FINOVA TECHNOLOGY FINANCE INC.
10 WATERSIDE DRIVE
FARMINGTON CT 06032-3065

BY: /s/ Linda A. Moschitto
        -------------------------

PRINTED NAME: Linda A. Moschitto

TITLE: Director - Contract Administration

FAX NUMBER: (860) 676-1814

DATE ACCEPTED: 12/31/98


BORROWER:

ENDOREX CORPORATION
28101 BALLARD DRIVE, SUITE F
LAKE FOREST, IL 60045


BY: /s/   [ILLEGIBLE]
        ------------------------

PRINTED NAME: David G. [ILLEGIBLE]

TITLE:                 [ILLEGIBLE]

TAXPAYER ID# 41-1505029

FAX NUMBER:            [ILLEGIBLE]

DATED: 12/29/98



STATE OF ILLINOIS
COUNTY OF Cook


I acknowledge that David [ILLEGIBLE] who stated that he/she is VP Finance of the Borrower named above, signed this Master Loan and Security Agreement in my presence today: 12/25/98. He/She acknowledged to me that his/her signature on this Master Loan and Security Agreement was authorized by a valid resolution or other valid authorization from Borrower's board of directors or other governing body.


                                    /s/  Adrienne M Jacklin
                                 ---------------------------
        ----------------         NOTARY PUBLIC

[SEAL]
        ----------------

                                    Exhibit A


                               PREPAYMENT PREMIUM

The Prepayment Premium for the Collateral shall be determined by multiplying the outstanding principal balance by the percentage amount shown below which corresponds with the month during the term in which the prepayment occurs:



      MONTH OF THE TERM                              PERCENTAGE AMOUNT
      -----------------                              -----------------

      1 THROUGH 12                                  Prepayment not allowed

      13 THROUGH 24                                        3.50%

      25 THROUGH 36                                        2.50%

      37 THROUGH 48                                        1.75%





                                      -13-